Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of InfoSonics Corporation and Subsidiaries (collectively, the “Company”) of our report dated March 10, 2017, relating to the consolidated financial statements and the financial statement schedule of the Company, appearing elsewhere in the Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ SingerLewak LLP

SingerLewak LLP

Irvine, California

October 30, 2017